UNIT REDEMPTION AGREEMENT

THIS AGREEMENT is made and entered into this 26 day of October, 2011, by and between RICHARD BROSTROM (referred to hereafter as "Seller"), and BLVD. MEDIA GROUP, LLC, a Nevada limited liability company (hereafter as "Company). Seller and Company are referred to collectively herein as the "Parties".

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WHEREAS, Seller owns beneficially or of record a total of Two Million (2,000,000) Units of ownership interest in the Company (40% of the total outstanding ownership interest in the Company), which represents all of Seller's ownership interest in said Company, and the Parties have agreed that Blvd Media Group will redeem such ownership interest in accordance with the terms of this Agreement; and

WHEREAS, Company is legally able to redeem the Units as contemplated by this Agreement; and

WHEREAS, the Parties have agreed on the terms of the purchase and sale herein and desire now to formalize their agreement in writing,

NOW, THEREFORE, for good and valuable consideration, and the covenants and promises contained in this Agreement, the Parties agree as follows:

1. **Sell/Redemption**. Seller agrees to sell to Company and Company agrees to redeem from Seller the Two Million (2,000,000) Units of ownership interest owned, beneficially and of record, by Seller (the "Units") in Blvd. Media Group at the price and on the terms and conditions set forth below in this Agreement.

2. **Purchase Price.** The purchase price to be paid by Company to Seller for said Units is Three Hundred Seventy-Two Thousand Two Hundred Fifty-Seven Dollars (US$372,257.00) (the "Purchase Price"). Said Purchase Price shall be paid as follows:

(a) The payment of an initial amount of Ten Thousand dollars (US$10,000), which payment the Parties acknowledge was received by Seller. The full amount of this payment shall be applied to the principal amount of the Purchase Price

(b) The payment of the remaining Three Hundred Sixty-Two Thousand Six Hundred Fifty-Seven dollars ($362,257.00) shall be made in equal monthly payments of Seven Thousand Three and 44/00 dollars (US$7,003.44) each (the "Monthly Payment"), including principal and interest, with an interest rate of 6% per annum calculated on the declining principal balance until paid in full. The initial payment shall be due and payable on or before November 15, 2011 and subsequent payments shall be due and payable on or before the 15th day of each calendar month thereafter until the Purchase Price, including accrued interest, is paid in full. Said payments shall be delivered to such address as Seller shall designate in writing.

Company shall be entitled to pay this obligation in full at any time without penalty. Furthermore, the Parties agree that in any month in which Company pays to Seller an amount which exceeds

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the Monthly Payment amount, such excess amount shall be applied to reduce the principal amount of the Purchase Price.

3. **Transfer of Rights and Release of Claims.** The number of Units owned by Seller, beneficially and of record, in Company shall be reduced with each monthly payment made by Company in the amount of One Unit for each $0.186 paid toward the principal amount of the Purchase Price. An amortization schedule setting forth the application of this redemption formula (assuming only the minimum required monthly amount is paid) is set forth as Appendix 'A' to this Agreement.

Each payment made to Seller shall represent and shall be deemed a completed redemption of the corresponding number of Units of Seller. As a result, all of Seller's rights to and interest in the corresponding number of Units redeemed shall be irrevocably extinguished each time a payment is made to Seller. With the execution of this Agreement, except for the right to receive payments hereunder, Seller shall be deemed to have irrevocably waived and does hereby release all claims of any nature whatsoever that Seller may have, collectively or individually, or which may arise hereafter against the Company, its officers, directors, shareholders, employees, or agents.

4. **Noncompete; Confidentiality.** From the date of execution of this Agreement until a period of one (1) year after the Purchase Price is paid in full, Seller shall not engage in any employment, consulting, or other activity in any business competitive with the Company's business as conducted at any time during Seller's ownership of the Units, nor shall Seller recruit or solicit for purposes of employment or consultation any of the employees of the Company or contact, directly or indirectly, any of the clients or customers of the Company. Furthermore, Seller acknowledges and agrees that it will not disclose or use, directly or indirectly through any third party, any proprietary information of the Company to which Seller was privy during the course of Seller's ownership of the Units. As used in this Agreement, the term "Proprietary Information" means and shall be defined as, without limitation, the Company's client lists, prospective client lists, financial information, price lists, marketing and financing strategies, technologies, software code including source or object code, and know-how. Seller shall advise any subsequent employer, client, partner or joint venturer who engages or intends to engage in the marketing of products or services competitive to those of the Company of Seller's continuing obligations under this Agreement. Seller expressly acknowledges and agrees that (a) ten percent (10%) of the compensation paid under Section 2 above shall be deemed compensation and consideration for the covenants contained in this Section 4 and that said compensation and consideration is adequate, fair and equitable to Seller for said covenants.

5. **Injunctive Relief.** The Parties acknowledge and agree that Seller's disclosure or unauthorized use of any Proprietary Information in contravention of any terms of this Agreement, or the breach of any of the covenants contained above in Section 4, would cause irreparable injury to the Company, for which monetary damages would not be adequate compensation. Accordingly, Seller agrees that in the event of such disclosure, unauthorized use, or breach, Company shall be entitled to injunctive relief against Seller, in addition to all other legal and equitable remedies available to Company. Furthermore, Company shall be entitled to an award of its costs (including but not limited to court costs and reasonable attorney's fees) in any such action to enforce this Agreement. In this regard, the Parties agree the normal hourly fees charged by Company's attorney shall be deemed reasonable.

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6. Warranties and Representations of Seller. The Parties agree that, except as expressly set forth herein, Seller has not made and do not hereby make any warranty or representations to Company relative to the Units, or the Company, its financial condition, liabilities, assets, or other matters of any kind whatsoever. Seller warrants and represents that the Units are free and clear of any lien, charge, or encumbrance, and by sale of said Units hereunder, Company will receive good and absolute title thereto, free from any liens, charges, or encumbrances thereon.

7. Miscellaneous.

7.1 Seller shall be entitled to assign Seller's rights to payments payable under this Agreement. However, Seller shall not be entitled to assign his ownership of Units in the Company without the express written consent of Company. The Parties agree that this Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of both Seller and Company.

7.2 This Agreement reflects the entire understanding of the Parties and supersedes and replaces all prior agreements and understandings, whether oral or written. The provisions of this Agreement may not be waived or changed except by a writing signed by the Party against whom such waiver or change is asserted. No waiver of breach shall constitute a subsequent waiver of any subsequent breach. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall remain enforceable.

7.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The Parties agree that any claim asserted in any legal proceeding by one Party against the other shall be commenced and maintained in the appropriate court located within Clark County, State of Nevada, having subject matter jurisdiction with respect to the dispute between the Parties. The Parties hereby submit to the jurisdiction of such courts in connection with such litigation, and waive any objection to venue in such courts and any claim that such forum is an inconvenient forum.

7.4 Except as expressly provided in this Agreement, no remedy conferred by any of its provisions is intended to be exclusive of any other remedy now or hereafter provided by law, and the election of any one or more such available remedies by either of the Parties shall not constitute a waiver of the right of such Party to other available remedies.

7.5 Any number of counterparts of this Agreement may be executed. Each counterpart shall be deemed to be an original instrument and all counterparts taken together shall constitute one agreement. Furthermore, a facsimile signature shall be deemed valid and acceptable as if it were an original signature for purposes of determining the acceptance of this Agreement by the respective Parties.

7.6 The headings, subheadings, and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing, or enforcing any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the Parties acknowledge that they have read this Agreement, understand it, agree to be bound by its terms and conditions, and have caused this Agreement to be executed as of the day and year first above written.

"SELLER"

____
Richard Brostrom

"COMPANY"

By: ______________________________
Carter Matzinger,
Authorized Manager

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APPENDIX 'A'

Unit Redemption Schedule

Note: This Unit Redemption Schedule assumes no prepayment of principal for the 60 month payment term. If the Company pays the Purchase Price, in whole or in part, prior to the end of the 60th month, the Unit Redemption Schedule would be revised accordingly to reflect such prepayment.

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Blvd Media LLC

Payment Schedule

	Month 0	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12	Month 13	Month 14	Month 15
Beginning Balance	$372,257	$362,257	$357,065	$351,847	$346,603	$341,332	$336,035	$330,712	$325,362	$319,986	$314,582	$309,151	$303,694	$298,209	$292,696	$287,156
Payment	($10,000.00)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)
Ending Balance	**$362,257**	**$357,065**	**$351,847**	**$346,603**	**$341,332**	**$336,035**	**$330,712**	**$325,362**	**$319,986**	**$314,582**	**$309,151**	**$303,694**	**$298,209**	**$292,696**	**$287,156**	**$281,589**
Interest	$0.00	$1,811.29	$1,785.32	$1,759.23	$1,733.01	$1,706.66	$1,680.18	$1,653.56	$1,626.81	$1,599.93	$1,572.91	$1,545.76	$1,518.47	$1,491.04	$1,463.48	$1,435.78
Principle	$10,000.00	$5,192.16	$5,218.12	$5,244.21	$5,270.43	$5,296.78	$5,323.27	$5,349.88	$5,376.63	$5,403.52	$5,430.53	$5,457.69	$5,484.97	$5,512.40	$5,539.96	$5,567.66
Units Purchased	53,726	27,896	28,035	28,175	28,316	28,458	28,600	28,743	28,887	29,031	29,176	29,322	29,469	29,616	29,764	29,913
Total Units Purchased	**53,726**	**81,622**	**109,657**	**137,832**	**166,148**	**194,606**	**223,206**	**251,949**	**280,835**	**309,867**	**339,043**	**368,365**	**397,834**	**427,450**	**457,214**	**487,127**

	Month 16	Month 17	Month 18	Month 19	Month 20	Month 21	Month 22	Month 23	Month 24	Month 25	Month 26	Month 27	Month 28	Month 29	Month 30
Beginning Balance	$281,589	$275,993	$270,370	$264,718	$259,038	$253,330	$247,593	$241,828	$236,034	$230,210	$224,358	$218,476	$212,565	$206,625	$200,654
Payment	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)
Ending Balance	**$275,993**	**$270,370**	**$264,718**	**$259,038**	**$253,330**	**$247,593**	**$241,828**	**$236,034**	**$230,210**	**$224,358**	**$218,476**	**$212,565**	**$206,625**	**$200,654**	**$194,654**
Interest	$1,407.94	$1,379.97	$1,351.85	$1,323.59	$1,295.19	$1,266.65	$1,237.97	$1,209.14	$1,180.17	$1,151.05	$1,121.79	$1,092.38	$1,062.83	$1,033.12	$1,003.27
Principle	$5,595.50	$5,623.48	$5,651.59	$5,679.85	$5,708.25	$5,736.79	$5,765.48	$5,794.30	$5,823.27	$5,852.39	$5,881.65	$5,911.06	$5,940.62	$5,970.32	$6,000.17
Units Purchased	30,063	30,213	30,364	30,516	30,668	30,822	30,976	31,131	31,286	31,443	31,600	31,758	31,917	32,076	32,237
Total Units Purchased	**517,189**	**547,402**	**577,766**	**608,282**	**638,950**	**669,772**	**700,748**	**731,878**	**763,165**	**794,608**	**826,208**	**857,965**	**889,882**	**921,959**	**954,195**

	Month 31	Month 32	Month 33	Month 34	Month 35	Month 36	Month 37	Month 38	Month 39	Month 40	Month 41	Month 42	Month 43	Month 44	Month 45
Beginning Balance	$194,654	$188,624	$182,564	$176,473	$170,352	$164,200	$158,018	$151,804	$145,560	$139,284	$132,977	$126,639	$120,268	$113,866	$107,432
Payment	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)
Ending Balance	**$188,624**	**$182,564**	**$176,473**	**$170,352**	**$164,200**	**$158,018**	**$151,804**	**$145,560**	**$139,284**	**$132,977**	**$126,639**	**$120,268**	**$113,866**	**$107,432**	**$100,966**
Interest	$973.27	$943.12	$912.82	$882.36	$851.76	$821.00	$790.09	$759.02	$727.80	$696.42	$664.89	$633.19	$601.34	$569.33	$537.16
Principle	$6,030.17	$6,060.32	$6,090.62	$6,121.08	$6,151.68	$6,182.44	$6,213.35	$6,244.42	$6,275.64	$6,307.02	$6,338.56	$6,370.25	$6,402.10	$6,434.11	$6,466.28
Units Purchased	32,398	32,560	32,723	32,886	33,051	33,216	33,382	33,549	33,717	33,885	34,055	34,225	34,396	34,568	34,741
Total Units Purchased	**986,593**	**1,019,153**	**1,051,876**	**1,084,762**	**1,117,813**	**1,151,029**	**1,184,411**	**1,217,960**	**1,251,677**	**1,285,562**	**1,319,617**	**1,353,842**	**1,388,238**	**1,422,806**	**1,457,547**

	Month 46	Month 47	Month 48	Month 49	Month 50	Month 51	Month 52	Month 53	Month 54	Month 55	Month 56	Month 57	Month 58	Month 59	Month 60
Beginning Balance	$100,966	$94,467	$87,936	$81,373	$74,776	$68,146	$61,484	$54,788	$48,058	$41,295	$34,498	$27,667	$20,802	$13,903	$6,969
Payment	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)	($7,003.44)
Ending Balance	**$94,467**	**$87,936**	**$81,373**	**$74,776**	**$68,146**	**$61,484**	**$54,788**	**$48,058**	**$41,295**	**$34,498**	**$27,667**	**$20,802**	**$13,903**	**$6,969**	**($0)**
Interest	$504.83	$472.34	$439.68	$406.86	$373.88	$340.73	$307.42	$273.94	$240.29	$206.47	$172.49	$138.34	$104.01	$69.51	$34.84
Principle	$6,498.61	$6,531.11	$6,563.76	$6,596.58	$6,629.56	$6,662.71	$6,696.02	$6,729.50	$6,763.15	$6,796.97	$6,830.95	$6,865.11	$6,899.43	$6,933.93	$6,968.60
Units Purchased	34,915	35,089	35,265	35,441	35,618	35,796	35,975	36,155	36,336	36,518	36,700	36,884	37,068	37,253	37,440
Total Units Purchased	**1,492,461**	**1,527,551**	**1,562,815**	**1,598,256**	**1,633,875**	**1,669,671**	**1,705,646**	**1,741,801**	**1,778,137**	**1,814,655**	**1,851,355**	**1,888,239**	**1,925,307**	**1,962,560**	**2,000,000**